January 2021 SENIOR SECURED NOTES DUE 2029

DISCLAIMER This document and any related oral presentation does not constitute an offer or invitation to subscribe for, purchase or otherwise acquire any equity or debt securities or other instruments of Vector Group Ltd. (“Vector,” “Vector Group Ltd.” or “the Company”) or any of its subsidiaries, and nothing contained herein or its presentation shall form the basis of any contract or commitment whatsoever. The distribution of this document and any related oral presentation in certain jurisdictions may be restricted by law and persons into whose possession this document or any related oral presentation comes should inform themselves about, and observe, any such restriction. Any failure to comply with these restrictions may constitute a violation of the laws of any such other jurisdiction. The information contained herein does not constitute investment, legal, accounting, regulatory, taxation or other advice and the information does not take into account your investment objectives or legal, accounting, regulatory, taxation or financial situation or particular needs. You are solely responsible for forming your own opinions and conclusions on such matters and the market and for making your own independent assessment of the information. You are solely responsible for seeking independent professional advice in relation to the information and any action taken on the basis of the information. The following presentation may contain “forward-looking statements” within the meaning of the federal securities law, including any statements that may be contained in the presentation that reflect Vector’s intent, belief or current expectations, primarily with respect to, but not limited to: (i) economic outlook; (ii) capital expenditures; (iii) cost reduction; (iv) legislation and regulations; (v) cash flows; (vi) operating performance; (vii) litigation; and (viii) related industry developments (including trends affecting the Company’s business, financial condition and results of operations). You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maybe,” “objective,” “plan,” “seek,” “predict,” and “will be” and similar words or phrases or their negatives. Forward-looking statements involve important risks and uncertainties that could cause Vector’s actual results, performance or achievements to differ materially from the Company’s anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following: (i) general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise; (ii) governmental regulations and policies; (iii) adverse changes in global, national, regional and local economic and market conditions, including those related to pandemics and health crises, such as the recent outbreak of COVID-19; (iv) significant changes in the price, availability or quality of tobacco, other raw materials or component parts, including as a result of the COVID-19 pandemic; (v) potential dilution to holders of the Company’s common stock as a result of issuances of additional shares of common stock to fund our financial obligations and other financing activities; (vi) the impacts of the Tax Cuts and Jobs Act of 2017, including the deductibility of interest expense and the impact of the markets on the Company’s Real Estate segment; (vii) effects of industry competition; (viii) impact of business combinations, including acquisitions and divestitures, both internally for the Company and externally in the tobacco industry; (ix) impact of legislation on the Company’s results of operations and product costs, including the impact of federal legislation providing for regulation of tobacco products by the Food and Drug Administration (the “FDA”) and minimum price legislation; (x) impact of substantial increases in federal, state and local excise taxes; (xi) uncertainty related to product liability and other tobacco-related litigation, including the Engle progeny cases pending in Florida and other individual and class action cases where certain plaintiffs have alleged compensatory and punitive damage amounts ranging into the hundreds of million and even billions of dollars; and (xii) potential additional payment obligations for the Company under the Master Settlement Agreement (“MSA”) and other settlement agreements with certain states that did not join the MSA. Any forward-looking statement you read in this presentation reflect the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, operating results, its strategy and liquidity. The Company urges you to carefully review the disclosures it makes concerning risks and other factors that may affect its business and operating results, including those discussed made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 , as well as in its Quarterly Reports on 10-Q for the quarterly periods ended March 31, 2020 and September 30, 2020 2019, as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company cautions you that any forward-looking statements made in this presentation are not guarantees of future performance, and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, unless required by law to do so. In this presentation, the Company uses financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the non-GAAP financial measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the non-GAAP financial measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance and the operating performance of the Company’s business. While management considers the non-GAAP financial measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the non-GAAP financial measures are susceptible to varying calculations and the Company’s measurement of the non-GAAP financial measures may not be comparable to those of other companies. A reconciliation of certain non-GAAP measures used in this presentation, including Adjusted EBITDA attributed to Vector Group Ltd. to GAAP net income, is included in the appendix of this presentation. Please also refer to Vector's Current Reports on Form 8-K, filed with the SEC on October 2, 2015, November 15, 2016, June 14, 2018, September 28, 2018, February 28, 2019, May 3, 2019, October 4, 2019, February 19, 2020, February 28, 2020, March 10, 2020, May 8, 2020, May 18 2020, May 29, 2020, August 6, 2020 and November 4, 2020 for information, including cautionary and explanatory language, relating to Non-GAAP Financial Measures in this Presentation labeled “Adjusted.” Some of the figures and financial measures provided in this presentation reflect the result of rounding. 1

EXECUTIVE SUMMARY ▪ Vector Group Ltd. (“Vector” or the “Company”) is a holding company and is principally engaged in: —The manufacture and sale of cigarettes in the United States through its subsidiaries Liggett Group LLC and Vector Tobacco Inc. (together, “Liggett”) ◼ Fourth-largest manufacturer of cigarettes in the United States ◼ Consistent and strong cash flow ◼ Liggett’s retail market share represented 4.3% of the retail market for the nine months ended September 30, 2020 —Real estate operations conducted through New Valley LLC (“New Valley”) subsidiary ◼ Proven track record of successful real estate investments ◼ 100% ownership of Douglas Elliman Realty, LLC, the largest residential brokerage operator in the New York metro area and sixth-largest in the nation ▪ Common stock trades on NYSE under ticker VGR with $2.0 billion market capitalization (1) ▪ For the twelve months ended September 30, 2020 (“LTM”), the Company generated revenue and Adjusted EBITDA attributed to Vector of $1.9 billion and $292.5 million, respectively (15.5% margin) (2) ▪ The Company is seeking to issue $850 million of Senior Secured Notes due 2029, the proceeds of which will be used to redeem the Company’s outstanding $850 million of 6.125% Senior Secured Notes due 2025, including accrued interest and any premium thereon, and to pay fees and expenses in connection with the offering and the redemption ▪ Adjusted for the transaction, the Company will be modestly levered with 2.5x total net leverage (1) Market Capitalization as of January 8, 2021. (2) Vector’s revenues for the twelve months ended September 30, 2020 was $1,888 million. Vector’s Net income for the twelve months ended September 30, 2020 was $71.4 million. Adjusted EBITDA is a Non-GAAP Financial Measure. Please refer to the Company’s Form 8-K, filed on November 4, 2020 (Exhibit 99.1, Table 2) and Page 29 of this document for a reconciliation of Net income to Adjusted EBITDA as well as the Disclaimer to this document on Page 1. 2

AS ADJUSTED CAPITALIZATION (1) The 2025 notes are callable at 101.531% on or after February 1, 2021. (2) Includes $31.6 million of equity securities at fair value that qualify for the NAV practical expedient and $16.2 million of equity method investments. (3) Not including amortized discount of $3.1 million. (4) Availability as determined under the Liggett Credit Agreement was approximately $58.8 million based on eligible collateral at September 30, 2020. (5) Total Net Debt is defined as Total Debt less Total Cash and Investments. (6) Market capitalization per Capital IQ as of 1/8/21. 3 Source of Funds New Senior Secured Notes due 2029 850.0$ Cash from Balance Sheet 32.0 Total Sources of Funds 882.0$ Uses of Funds Paydown of Existing Debt 850.0$ Prepayment Penalty(1) 13.0 Financing Fees & Expenses 19.0 Total Uses of Funds 882.0$ As of 9/30/20 Cash & Cash Equivalents 451.1$ 419.1$ Fair Market Value of Investment Securities 124.1 124.1 Fair Market Value of Long Term Investments (2) 47.9 47.9 Investments in Real Estate, net 9.8 9.8 Investments in Real Estate Ventures 102.5 102.5 Total Cash and Investments 735.3$ 703.3$ Vector Debt Senior Secured Notes due 2025 850.0$ -$ New Senior Secured Notes due 2029 - 850.0 Senior Unsecured Notes due 2026 (3) 555.0 555.0 Liggett Debt Revolving Credit Facility ($60 million) (4) -$ -$ Equipment Loans 0.1 0.1 New Valley LLC Debt Other 26.8$ 26.8$ Total Debt 1,431.9$ 1,431.9$ Total Net Debt (5) 696.6$ 728.6$ Market Capitalization (6) 1,974.4$ 1,974.4$ Total Capitalization 3,406.3$ 3,406.3$ LTM 9/30/20 Adjusted EBITDA 292.5$ 292.5$ Total Secured Debt / LTM 9/30/20 Adjusted EBITDA 2.9x 2.9x Total Debt / LTM 9/30/20 Adjusted EBITDA 4.9x 4.9x Total Net Debt (5) / LTM 9/30/20 Adjusted EBITDA 2.4x 2.5x Pro Forma

SUMMARY OFFERING TERMS – SENIOR SECURED NOTES (1) In the event that Vector’s Senior Unsecured Notes due 2026 are not refinanced or retired by August 2, 2026 (i.e., 91 days before their stated maturity), the maturity of the new Senior Secured Notes due 2029 would accelerate to August 2, 2026. (2) The first priority security interest relates to the equity pledges granted by VGR Holdings and, unless and until it becomes a borrower under the Liggett Revolving Credit Facility, eligible assets of Vector Tobacco Inc. (3) Certain subsidiaries with no assets are in process of being dissolved and will be excluded. (4) Net leverage test is calculated as: Total Debt less Unamortized Fees & Expenses, Cash & Cash Equivalents, FMV of Investment Securities, and FMV of LT Investments to Consolidated EBITDA. (5) Net secured leverage test is calculated as: Total Secured Debt less Unamortized Fees & Expenses, Cash & Cash Equivalents, FMV of Investment Securities, and FMV of LT Investments to Consolidated EBITDA. Issuer Vector Group Ltd. (the “Issuer”). Issue $850.0 million Senior Secured Notes (the "Notes"). Maturity February 1, 2029 (with springing maturity 91 days inside existing Senior Unsecured Notes maturity)(1). Placement Type 144A / Reg S Private Placement without registration rights. Security / Ranking Pari passu in right of payment with all the Company’s existing and future senior indebtedness and senior in right of payment to future subordinated indebtedness, if any; some of the guarantees will be secured by first priority or second priority security interests in certain collateral of some of the subsidiary guarantors(2). Guarantees The Notes will be fully and unconditionally guaranteed on a joint and several basis on the issue date by all of the Company’s wholly- owned domestic subsidiaries other than New Valley LLC and its subsidiaries(3). Optional Redemption – Non-call 3, First call is at par plus 50% of the coupon, declining ratably to par thereafter; – 40% equity clawback. Asset Proceeds Required to purchase the Notes with net proceeds of asset sales if asset sale proceeds are not applied as required in the indenture. Change of Control Offer 101%. Certain Indenture Provisions Substantially similar to the existing 6.125% Senior Secured Notes due 2025. Debt Incurrence Ratio (same as existing): – Subject to ≤ 3.00x net leverage(4) ratio; – Subject to ≤ 1.50x net secured leverage(5) ratio. 4

CORPORATE STRUCTURE (1) (Market Cap(2): $2.0 billion) (Issuer of Notes) Vector Tobacco Inc. (100%) •Contracts with Liggett Group LLC for the production of conventional cigarettes •Through 2002 acquisition, entitled to MSA payment obligation exclusion Liggett Group LLC (100%) •Manufactures conventional cigarette products •100 brand styles including national brands and partner brands New Valley LLC (100%) • Real Estate Brokerage Services (Douglas Elliman) (100% Owned) • Other Real Estate Investments New Secured Notes: Restricted subsidiary, secured guarantee Existing 10.500% Notes: Restricted subsidiary, unsecured guarantee New Secured Notes: Unrestricted subsidiary, no guarantee Existing 10.500% Notes: Unrestricted subsidiaries other than DER Holdings LLC, which provides an unsecured guarantee (1) Reflects primary operating subsidiaries. Excludes other subsidiaries of Vector. (2) Market Capitalization as of January 8, 2021. 5

INVESTMENT HIGHLIGHTS & PORTFOLIO ▪ Diversified Holding Company with two primary businesses with iconic brand names: tobacco (Liggett Group) and real estate (Douglas Elliman) ▪ History of strong earnings with Adjusted EBITDA of $292.5 million for the twelve months ended September 30, 2020(1) — Tobacco Adjusted EBITDA of $308.3 million for the twelve months ended September 30, 2020(2) — Despite challenges from the COVID-19 pandemic, Douglas Elliman produced revenues of $684.6 million and Adjusted EBITDA loss of $(362,000) for the twelve months ended September 30, 2020(3) ▪ Robust and consistent free cash flow given low capital expenditure requirements ▪ Diversified portfolio of consolidated and non-consolidated real estate investments at New Valley ▪ Maintains substantial liquidity with cash, marketable securities and long-term investments of $625.5 million (including cash of $147.6 million at Liggett and $75.7 million at Douglas Elliman) as of September 30, 2020(4) ▪ As of September 30, 2020, seasoned management team (CEO, EVP, CFO and General Counsel) with average tenure of 26 years with Vector Group ▪ Management team and directors beneficially own approximately 7% of the equity of Vector Group ▪ Perpetual cost advantage over the largest U.S. tobacco companies – annual cost advantage ranged between $160 million and $169 million from 2012 to 2020(5) Overview 6 (1) Vector’s Net income for the twelve months ended September 30, 2020 was $71.4 million. Adjusted EBITDA is a Non-GAAP Financial Measure. Please refer to Exhibit 99.1 of the Company’s Current Report on Form 8-K, dated November 4, 2020 (Table 2), for a reconciliation of Net income to Adjusted EBITDA as well as the Disclaimer to this document on Page 1. (2) All “Liggett” and “Tobacco” financial information in this presentation includes the operations of Liggett Group LLC, Vector Tobacco Inc., and Liggett Vector Brands LLC unless otherwise noted. Tobacco Adjusted EBITDA is a Non-GAAP Financial Measure and is defined in Tables 2 and 5 of Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated November 4, 2020. (3) Douglas Elliman’s Net (loss) was $(62.8) million for the twelve months ended September 30, 2020. Adjusted EBITDA is a Non-GAAP Financial Measure. Please refer to Exhibit 99.1 of the Company’s Current Report on Form 8-K, dated November 4, 2020, for a reconciliation of Adjusted EBITDA to net income (Table 7) as well as the Disclaimer to this document on Page 1. (4) Cash figure inclusive of $2.4 million of receivable in transit from hedge fund. (5) Cost advantage applies only to cigarettes sold below applicable market share exemption (approximately 1.93% of cigarettes sold in the United States).

IMPACT OF COVID-19 ON VECTOR GROUP Situation Overview ▪ In early March 2020, the COVID-19 pandemic resulted in widespread shutdowns of non-essential businesses — Tobacco segment has maintained production at normal levels — Real Estate segment adjusted its business model to more efficiently serve clients and made operating adjustments, including material reductions to personnel and other expenses Impact on the Tobacco Segment ▪ Majority of retail stores in which tobacco products are sold, including convenience stores, have been deemed essential ▪ Liggett has not experienced any material disruptions in its supply chain or with any other vendors ▪ Liggett implemented factory workplace protocols that met or exceeded state and federal guidelines (e.g. employee health evaluations and physical distancing) ▪ The Company continues to monitor purchasing behavior changes and changes in sales volumes and mix within the discount category Impact on the Real Estate Segment ▪ Douglas Elliman's ability to conduct business during the nine months ended September 30, 2020 were impacted by the following: — Agents were restricted from performing personal showings of properties or conducting open houses in most of Douglas Elliman’s markets from March 2020 to June 2020 — Revenues in New York City (48% of Revenue in 2019) declined from $310.8 million to $174.1 million, respectively, for the nine months ended September 30, 2020 compared to the same period in 2019 — Decline is offset by significant improvements in complementary markets, including the Hamptons, as well as Palm Beach, Miami, Aspen and Los Angeles ▪ Beginning in April 2020, we made significant operating adjustments at Douglas Elliman, including a reduction of personnel of approximately 25% and reductions of other administrative expenses, as well as a reduction, deferral or elimination of certain office lease expenses 7

TOBACCO OPERATIONS

LIGGETT GROUP OVERVIEW ▪ Fourth-largest U.S. cigarette manufacturer; founded in 1873 — Core Discount Brands – Eagle 20’s, Pyramid, Montego, Grand Prix, Liggett Select and Eve — Partner Brands – USA, Bronson and Tourney ▪ Consistent and strong cash flow — Tobacco Adjusted EBITDA of $308.3 million for the twelve months ended September 30, 2020 (1) — Low capital requirements with capital expenditures of $4.4 million related to tobacco operations for the twelve months ended September 30, 2020 ▪ Current cost advantage of approximately $0.76 per pack(2) compared to the largest U.S. tobacco companies, expected to maintain, or gain, market share and drive profit in core brands — Pursuant to the MSA, Liggett has no payment obligations unless its market share exceeds a market share exemption of approximately 1.65% of total cigarettes sold in the United States, and Vector Tobacco has no payment obligations unless its market share exceeds a market share exemption of approximately 0.28% of total cigarettes sold in the United States — MSA exemption annual cost advantage ranged between $160 million and $169 million for Liggett and Vector Tobacco from 2012 to 2020 (1) Tobacco Adjusted EBITDA is a Non-GAAP Financial Measure and is defined in Tables 2 and 5 of Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated November 4, 2020. Please also refer to the Disclaimer to this document on Page 1. (2) Cost advantage only applies to cigarettes sold below applicable market share exemption (approximately 1.93% of total cigarettes sold in the United States). 9

2005 MSA, which was signed in November 1998, became effective and Liggett, as a Subsequent Participating Manufacturer, established perpetual cost advantage over three largest U.S. tobacco companies. Liggett also introduced deep discount brand Liggett Select taking advantage of the Company’s cost advantage resulting from the MSA LIGGETT GROUP HISTORY Source: MSA CRA wholesale shipment database. Note: The Liggett and Vector Tobacco businesses have been combined into a single segment for all periods since 2007. (1) Vector’s operating income from the tobacco segment for the periods presented was $299.9 million for the twelve months ended September 30, 2020. Tobacco Adjusted EBITDA is a Non-GAAP Financial Measure and is defined in Table 2 and Table 5 of Exhibit 99.1 to the Company’s Current Reports on Form 8-K, filed on November 4, 2020. Please also refer to Table 2 of Exhibit 99.2 to the Company’s Current Reports on Form 8-K, dated October 2, 2015, November 15, 2016 , and Table 5 of Exhibit 99.1 to the Company's Current Reports on Form 8-K, dated February 28, 2020. 1999 2009 2013 Today Repositioned Pyramid as a deep-discount brand in response to a large Federal Excise Tax increase T o b a cc o A d ju st e d E B IT D A (1) ($ M ill io n s) D o m e stic M a rk e t S h a re Liggett maintains its long-term focus by balancing market share and profit growth, which maximizes long-term Tobacco Adjusted EBITDA Repositioned Eagle 20’s as a national deep discount brand $79 $77 $121 $111 $127 $130 $144 $146 $158 $170 $165 $158 $174 $186 $198 $209 $243 $268 $253 $249 $270 $308 1.2% 1.5% 2.2% 2.4% 2.5% 2.3% 2.2% 2.4% 2.5% 2.5% 2.7% 3.5% 3.8% 3.5% 3.3% 3.4% 3.3% 3.3% 3.7% 4.0% 4.0% 4.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% $0 $50 $100 $150 $200 $250 $300 $350 Relaunched deep discount brand Grand Prix 10

VECTOR GROUP LTD

LIGGETT QUARTERLY PERFORMANCE GROWTH

($ Millions)

Revenue(1)


+11.8%
+6.1%
+5.1%
$256.8
$287.1
$294.5
$312.5
$303.3
$318.9
Q1
Q2
Q3
2019
2020

Adjusted EBITDA(1)


+14.8%
+14.2%
+24.8%
24.2%
24.8%
24.2%
26.0%
24.7%
29.3%
$62.1
$71.2
$71.3
$81.4
$75.0
$93.6
Q1
Q2
Q3
2019
2020
Margin

Commentary

- Tobacco segment has benefited from its market position, trade relationships and reliability in 2020
  - Performed resiliently during the COVID-19 pandemic with Revenue, Adjusted EBITDA, and Adjusted EBITDA margin up every quarter in 2020 compared to 2019
- Growth has been driven by both increased unit volumes and pricing power
  - Unit Volumes increased by 2.1% for YTD September 2020 compared to YTD September 2019
    - Liggett benefited from increased consumer, wholesaler, and retailer demand related to changes in underlying cigarette purchasing patterns associated with the COVID-19 pandemic
  - Liggett also benefited from the cumulative impact of recent price increases as it increased the price per pack of Eagle 20's, Pyramid, Liggett, Eve, and Grand Prix by $0.08, $0.11, and $0.13 in February 2020, June 2020, and November 2020, respectively
  - Sustained unit volume growth into Q4 with cigarette shipments growing ~2.4% from 2.07 billion units in Q4 2019 to 2.12 billion units in Q4 2020

(1) *Adjusted EBITDA is a Non-GAAP Financial Measures. Please refer to Page 29 of this document for a reconciliation of Net income to Adjusted EBITDA and to the Company's Current Report on Forms 8-K, filed on March 1, 2017, March 1, 2018, February 28, 2019, February 28, 2020 and November 4, 2020 (Exhibit 99.1) for a reconciliation of Non-GAAP financial measures to GAAP as well as the Disclaimer to this document on Page 1.*

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ADJUSTED U.S. TOBACCO INDUSTRY MARKET SHARE(1)(2) 46.7% 48.8% 47.4% 44.8% 20.9% 19.2% 18.4% 15.6% 2.9% 3.7% 2.7% 2.0% 2.4% 2.4% 3.4% 4.1% 0.3% 0.4% 1.5% 2.8% 7.7% 8.8% 12.4% 13.6% 9.3% 8.8% 6.7% 6.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2003 2006 2014 LTM 9/30/20 2003 2006 2014 LTM 9/30/20 2003 2006 2014 LTM 9/30/20 2003 2006 2014 LTM 9/30/20 28.9% 28.4% 32.4% 29.2% PHILIP MORRIS USA REYNOLDS AMERICAN 12.15% 12.47% 9.45% 8.61% ITG BRANDS LIGGETT GROUP 12.2% 12.5% 9.5% 8.6% Brands acquired by ITG in 2015 Newport – acquired by RAI in 2015 Legacy brands Santa Fe Tobacco – acquired by RAI in 2002 2.89% 3.65% 2.71% 2.04% 2.44% 2.36% 3.36% 4.07% 9.26% 8.81% 6.74% 6.57% 0.00% 5.00% 10.00% 15.00% 2003 2006 2014 LTM 9/30/20 2003 2006 2014 LTM 9/30/20 12 Source: The Maxwell Report’s sales estimates for the cigarette Industry for the years ended 2003 (February 2004), 2006 (February 2007) and 2014 (March 2015) and internal estimates for LTM 9/30/2020. (1) Actual Market Share in 2003, 2006 and 2014 reported in the Maxwell Report for Reynolds American was 29.6%, 27.6% and 23.1%, respectively, and, for ITG Brands, was 2.9%, 3.7%. and 2.7%, respectively. Adjusted market share has been computed by Vector Group Ltd. by applying historical market share of each brand to the present owner of brand. Thus, the graph assumes each company owned its current brands on January 1, 2003. The legacy brands market share of Reynolds American in 2003 includes the market share of Brown & Williamson, which was acquired by Reynolds American in 2004. In 2015, Reynolds American acquired Lorillard Tobacco Company, which manufactured the Newport brand, and sold a portfolio of brands, including the Winston, Salem, Kool and Maverick brands to ITG Brands. (2) Does not include smaller manufacturers, whose cumulative market shares were 9.8%, 7.9%, 8.9% and 10.5% in 2003, 2006, 2014 and LTM 9/30/2020, respectively.

Regulatory ▪ Since 1998, the MSA has restricted the advertising and marketing of tobacco products ▪ Minimum Price Legislation — Legislation was recently passed in Colorado that contained a provision setting a floor on the minimum retail price of cigarettes sold in Colorado. Liggett commenced litigation in Federal court challenging the legality of the minimum price provision ▪ Certain states have passed legislation banning the sale of menthol cigarettes ▪ Family Smoking Prevention and Tobacco Control Act (2009) granted the FDA the authority to regulate the manufacture, sale, marketing and packaging of tobacco products — On March 16, 2018, FDA initiated regulatory process to consider setting maximum nicotine level for cigarettes — On March 21, 2018, FDA initiated regulatory process to consider implementing a ban on menthol and other flavors TOBACCO LITIGATION AND REGULATORY UPDATES ▪ In 2013, Liggett reached a settlement with approximately 4,900 Engle progeny plaintiffs — Liggett agreed to pay $62 million in cash and annual payments of approximately $3.4 million from 2015 to 2028 — As of September 30, 2020, 42 Engle progeny cases remain pending • Liggett is also a defendant in 70 non-Engle smoking-related individual cases and three smoking-related actions where either a class had been certified or plaintiffs were seeking class certification ▪ The Mississippi Attorney General filed a motion to enforce Mississippi’s 1996 settlement agreement with Liggett and alleged that Liggett owes Mississippi approximately $36 million in damages (including interest through September 2020). Proceedings are pending Litigation 13

REAL ESTATE OPERATIONS

VECTOR GROUP LTD

REAL ESTATE OVERVIEW

- New Valley, which owns Douglas Elliman Realty, LLC, is a diversified real estate company that is seeking to acquire or invest in additional real estate properties or projects
- New Valley has approximately $154 million[1] invested, as of September 30, 2020, in a broad portfolio of real estate ventures

New Valley Revenues – LTM September 30, 2020



Real Estate Brokerage Commissions
Property Management
Revenues from Investments in Real Estate
Other
$34M
$21M
$8M
$709M
$646M

New Valley Adjusted EBITDA[2]



$27.9M
$10.3M
$6.1M
LTM 9/30/2020
2017
2018
2019
$(0.7M)

(1) Net of cash returned.

(2) New Valley's net income (loss) was $37.6M, $14.8M, $(11.4M) and $(95.8M) for the periods presented. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net income (loss) to Adjusted EBITDA, please see Vector Group Ltd.'s Current Reports on Form 8-K, filed on May 3, 2019, and February 28, 2020 and dated November 4, 2020 and Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the quarterly period ended September 30, 2020 as well as the Disclaimer to this document on Page 1. New Valley's Adjusted EBITDA do not include an allocation of Vector Group Ltd.'s Corporate and Other Expenses (for purposes of computing Adjusted EBITDA) of $13.0M. $15.0M, $17.1M and $15.1M for the periods presented, respectively.

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VECTOR GROUP LTD

DOUGLAS ELLIMAN REALTY, LLC

- Largest residential real estate brokerage firm in the New York metropolitan area and sixth-largest residential brokerage firm in the U.S.
- Douglas Elliman has approximately 7,200 affiliated agents and approximately 100 offices in the U.S.
- Douglas Elliman's alliance with Knight Frank provides a network with approximately 500 offices across 60 countries with approximately 19,000 affiliated agents
- Douglas Elliman also offers title and settlement services, relocation services, and residential property management services through various subsidiaries
- Beginning in April 2020, significant operating adjustments were made, including a reduction of staff by approximately 25%
- Douglas Elliman achieved sales growth in Q4 with preliminary closed sales increasing from $6.6 billion in Q4 2019 to $9.8 billion in 2020

Douglas Elliman Preliminary Closed Sales – LTM December 31, 2020



Long Island, the Hamptons, Westchester, Connecticut Massachusetts
$8.8B
New York City
$7.5B
Colorado
$0.8B
California
$4.7B
Florida
$6.7B

Douglas Elliman Closed Sales



$18.2B
$22.4B
$24.5B
$26.1B
$28.1B
$28.8B
$28.5B
2014
2015
2016
2017
2018
2019
2020E

Douglas Elliman Revenues – LTM September 30, 2020



Real Estate Brokerage Commissions
Property Management
Other
$34M
$5M
$685M
$646M

Douglas Elliman Adjusted EBITDA[(1)]



$26.1M
$11.3M
$5.3M
2017
2018
2019
LTM 9/30/2020
$(0.4M)

(1) *Douglas Elliman's net income (loss) was $21.4M, $5.2M , $6.2M and $(62.7M) for the periods presented. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to net income (loss), please see Vector Group Ltd.'s Current Reports on Forms 8-K, filed on March 1, 2017, May 3, 2018, June 14, 2018 , February 28, 2019 and February 28, 2020 and dated November 4, 2020, Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the quarterly period ended September 30, 2020 as well as the Disclaimer to this document on Page 1.*

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NEW VALLEY’S SIGNIFICANT REAL ESTATE INVESTMENTS AT SEPTEMBER 30, 2020 (1) 17 The Park on Fifth (Miami Beach) New York City Investments (see Page 13) Escena (Palm Springs) Commercial Retail/ Office Assets Apartments/ Condominiums/Hotels Land Development/Real Estate Held for Sale, net (1) The carrying value of each Investment included on the map is at least $5 million. For the percentage of each real estate venture owned, as well as other investments with a carrying value of less than $5 million, please refer to the “Summary of Real Estate Investments” section of Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vector Group Ltd.’s Form 10-Q for the period ended September 30, 2020. 87 Park (Miami Beach) West Hialeah (Miami) Fontainebleau (Las Vegas) Wynn Las Vegas Retail (Las Vegas)

18 1. Townhome (11 Beach Street) TriBeCa 2. The Dime (Havemeyer Street) Brooklyn 3. 9 DeKalb Brooklyn 4. Meatpacking Plaza Meatpacking District 1 (1) The carrying value of each Investment included on the map is at least $5 million. For the percentage of each real estate venture owned, as well as other investments with a carrying value of less than $5 million, please refer to the “Summary of Real Estate Investments” section of Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vector Group Ltd.’s Form 10-Q for the period ended September 30, 2020. 2 4 3 NEW VALLEY’S SIGNIFICANT NYC REAL ESTATE VENTURES AT SEPTEMBER 30, 2020(1)

VECTOR GROUP LTD

NEW VALLEY'S REAL ESTATE SUMMARY AS OF SEPTEMBER 30, 2020 [1]

($ Thousands)

	Net cash invested / (returned)	Cummulative earnings / (loss) [2]	Carrying value [2]	Projected construction end date	Range of ownership	Number of investments
Land owned						
New York City SMSA	$ -	$ -	$ -	N/A	N/A	-
All other U.S. areas	2,182	7,604	9,786	N/A	100.0%	1
	$ 2,182	$ 7,604	$ 9,786			1
Condominium and Mixed Use Development (Minority interest owned)						
New York City SMSA	$ 13,538	$ 22,714	$ 36,252	2020 - 2022	3.1% - 49.5%	14
All other U.S. areas	50,348	(6,639)	43,709 [3]	2020 - 2024	15% - 77.8%	6
	$ 63,886	$ 16,075	$ 79,961 [3]			20
Apartments (Minority Interest owned)						
New York City SMSA	$ -	$ -	$ -	N/A	N/A	-
All other U.S. areas	774	(982)	(208)	N/A	7.60%	1
	$ 774	$ (982)	$ (208)			1
Hotels (Minority interest owned)						
New York City SMSA	$ 5,425	$ (3,437)	$ 1,988	2022	1.0%-18.4%	3
All other U.S. areas	8,350	(919)	7,431 [4]	N/A	15%	1
International	6,048	(4,281)	1,767	N/A	49%	1
	$ 19,823	$ (8,637)	$ 11,186 [4]			5
Commercial and Other (Minority interest owned)						
New York City SMSA	$ (9,681)	$ 12,911	$ 3,230 [5]	N/A	45.4% - 49%	3
All other U.S. areas	4,737	2,250	6,987	N/A	1.6%	1
	$ (4,944)	$ 15,161	$ 10,217 [5]			4
Total	**$ 81,721**	**$ 29,221**	**$ 110,942**			**31**
Summary						
New York City SMSA	$ 9,282	$ 32,188	$ 41,470			20
All other U.S. areas	66,391	1,314	67,705			10
International	6,048	(4,281)	1,767			1
	$ 81,721	$ 29,221	$ 110,942			31

(1) *For the percentage of each real estate project owned, please refer to the "Summary of Real Estate Investments" section of Item 2 – "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Vector Group Ltd.'s Form 10-Q for the period ended September 30, 2020.*

(2) *Includes interest expense capitalized to real estate ventures of $7,582.*

(3) *Includes $(0.2 million) related to WEHO and $2.5 million related to 500 Broadway.*

(4) *Includes $7.4 million related to Fontainebleau Hotel.*

(5) *Includes $1.0 million related to EB-5 investment fund.*

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HISTORICAL FINANCIAL SUMMARY

VECTOR GROUP LTD

HISTORICAL FINANCIAL DATA

($ Millions)

Revenue


$1,807
$727
$1,081
2017
$1,870
$759
$1,111
2018
$1,904
$789
$1,115
2019
$1,888
$709
$1,179
LTM 9/30/20
Tobacco
Real Estate

Adjusted EBITDA Attributed to Vector[1]


$267
$28
$253
($14)
2017
$245
$11
$249
($15)
2018
$259
$6
$270
($17)
2019
$293
$308
($15)
($1)
LTM 9/30/20

% Margin[2]	14.8%	13.1%	13.6%	15.5%

Tobacco ■ Corporate & Other ■ Real Estate

Capital Expenditures


$20
2017
$18
2018
$13
2019
$11
LTM 9/30/20

Free Cash Flow[3]


$247
2017
$227
2018
$247
2019
$281
LTM 9/30/20

% Conversion[4]	92.6%	92.8%	95.2%	96.2%

(1) *Vector's Net income for the periods presented was $84.6, $58.1, 101.0 and $71.4 respectively. Adjusted EBITDA are Non-GAAP Financial Measures. Please refer to Page 29 of this document for a reconciliation of Net income to Adjusted EBITDA and to the Company's Current Report on Forms 8-K, filed on March 1, 2017, March 1, 2018, February 28, 2019, February 28, 2020 and November 4, 2020 (Exhibit 99.1) for a reconciliation of Non-GAAP financial measures to GAAP as well as the Disclaimer to this document on Page 1.*

(2) *Defined as Adjusted EBITDA attributed to Vector divided by revenue.*

(3) *Free Cash Flow defined as Adjusted EBITDA attributed to Vector less Capital Expenditures.*

(4) *Defined as Free Cash Flow divided by Adjusted EBITDA attributed to Vector.*

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SUMMARY

SUMMARY ▪ Vector Group, a holding company owning Tobacco and Real Estate businesses and holding consolidated cash, investment securities and long-term investments of $625 million(1) at September 30, 2020 ($402 million net of cash at Liggett and Douglas Elliman). — Vector’s CEO, EVP, CFO and General Counsel have an average tenure of 26 years with the Company and, along with directors, beneficially owns approximately 7% of Vector’s common stock ▪ Tobacco segment — Liggett is the fourth-largest U.S. cigarette manufacturer with 4.1% wholesale market share and 4.3% retail market share over LTM September 30, 2020 — From April 1, 2010 to March 31, 2020, was the only major U.S. cigarette manufacturer to increase both market share and unit volumes — $308.3 million(2) of Tobacco Adjusted EBITDA over LTM September 30, 2020 ▪ Real Estate segment — New Valley owns a diversified portfolio of consolidated and non- consolidated real estate ventures with a net carrying value totaling $111 million at September 30, 2020 — Douglas Elliman Realty LLC • Largest residential real estate brokerage firmin New York Metropolitan area and sixth-largest residential brokerage firm in the U.S. • Closed sales volume of $28.5 billion over LTM December 31, 2020 • Revenues have increased from $561 million in 2014 to $685 million over LTM September 30, 2020 (1) At September 30, 2020 the total amount ($625.5 million) includes cash at Douglas Elliman of $75.7 million, cash at Liggett of $147.6 million, and $2.4 million of receivable in transit from hedge fund. (2) Vector’s operating income from the tobacco segment for the periods presented was $299.9 million for the twelve months ended September 30, 2020. Adjusted EBITDA is a Non-GAAP Financial Measure. Please refer to Exhibit 99.1 to the Company’s Current Reports on Form 8-K, dated November 4, 2020 (Tables 2 and 5) and February 28, 2021 (Tables 2 and 5), for a reconciliation of Net income to Adjusted EBITDA and a reconciliation of operating income from the tobacco segment to Adjusted EBITDA as well as the Disclaimer to this document on Page 1. 23

APPENDIX

VECTOR GROUP LTD

ADJUSTED EBITDA RECONCILIATION

($ Millions)

	FYE December 31, 2017	FYE December 31, 2018	FYE December 31, 2019	LTM 9/30/20
Net income attributed to Vector Group Ltd.	$ 84.6	$ 58.1	$ 101.0	$ 71.4
Interest Expense	173.7	203.8	138.4	128.4
Tax (Benefit) Expense	(1.6)	21.6	32.8	22.6
Net Income (Loss) Attributed to Non-Controlling Interest	6.2	(0.1)	0.0	(0.0)
Depreciation and Amortization	18.6	18.8	17.9	17.8
EBITDA	**$ 281.5**	**$ 302.1**	**$ 290.1**	**$ 240.2**
Change in Fair Value of Derivatives Embedded Within Convertible Debt [1]	(35.9)	(45.0)	(26.4)	(11.1)
Equity in Losses (Earnings) from Investments [2]	0.8	(3.2)	(17.0)	(72.0)
Net (Gains) Losses Recognized on Investment Securities	0.3	9.6	(7.4)	3.1
Equity in (Earnings) Losses from Real Estate Ventures [3]	(21.4)	(14.4)	19.3	58.6
Loss on Extinguishment of Debt	34.1	4.1	4.3	4.3
Stock-Based Compensation Expense [4]	10.9	10.0	9.5	9.4
Litigation Settlement and Judgment Expense (Income)[5]	6.6	(1.8)	1.0	0.1
Impact of MSA Settlement [6]	(2.7)	(6.3)	-	0.3
Restructuring Charges[7]	-	-	-	3.3
Purchase Accounting Adjustments [8]	(2.1)	0.6	-	-
Impairments of Goodwill and Intangible Assets[9]	-	-	-	58.3
Other, Net	(5.1)	(10.3)	(13.9)	(1.8)
Adjusted EBITDA	$ 266.9	$ 245.3	$ 259.4	$ 292.5
Adjusted EBITDA Attributed to Non-Controlling Interest	(7.6)	(3.3)	-	-
Adjustment to reflect additional 29.41% of Douglas Elliman Realty, LLC Adjusted EBITDA [10]	7.7	3.3	-	-
Adjusted EBITDA Attributed to Vector	**$ 267.0**	**$ 245.3**	**$ 259.4**	**$ 292.5**
Operating Income (Loss) by Segment:				
Tobacco	$ 240.4	$ 246.5	$ 261.6	$ 299.9
Real Estate	21.4	3.4	(2.9)	(71.1)
Corporate & Other	(26.2)	(25.9)	(27.6)	(25.4)
Operating Income (Loss)	**$ 235.6**	**$ 224.0**	**$ 231.1**	**$ 203.4**
Adjusted EBITDA Attributed to Vector by Segment:				
Tobacco	$ 253.2	$ 249.2	$ 270.5	$ 308.3
Real Estate[11]	28.0	11.2	6.1	(0.6)
Corporate & Other	(14.1)	(15.0)	(17.1)	(15.1)
Adjusted EBITDA Attributed to Vector	**$ 267.0**	**$ 245.3**	**$ 259.4**	**$ 292.5**

Source: Company filings.

(1) Represents income recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.
(2) Represents equity in earnings recognized from investments that the Company accounts for under the equity method. Included in the amount are equity in earnings from Castle Brands Inc. of $16.5 million for the year ended December 31, 2019 and $16.4 million for the last twelve months ended September 30, 2020 and Ladenburg Thalmann Financial Services of $53.9 million for the last twelve months ended September 30, 2020.
(3) Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.
(4) Represents amortization of stock-based compensation.
(5) Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from litigation award at Douglas Elliman Realty, LLC.
(6) Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.
(7) Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.
(8) Represents restructuring charges related to Douglas Elliman Realty, LLC's realignment of administrative support functions, office locations and business model.
(9) Represents non-cash intangible asset impairment charges within the Real Estate segment related to the Douglas Elliman Realty, LLC reporting unit and trademark.
(10) Represents 29.41% of Douglas Elliman Realty LLC's Adjusted EBITDA in the respective periods. On December 31, 2018, the Company increased its ownership of Douglas Elliman Realty, LLC from 70.59% to 100%.
(11) Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $26.1 million, $11.3 million, $5.3 million for the years ended December 31, 2017, 2018, and 2019, respectively, and $(0.4) million for the last twelve months ended September 30, 2020.

25